Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of Deep Green Waste & Recycling, Inc. (the “Company”) of our report dated April 8, 2021 relating to the consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
June 7, 2021